Exhibit 10.11 (a)

MANAGEMENT DEVELOPMENT AND
COMPENSATION COMMITTEE	18 MAY 2006
RESOLUTIONS AMENDING
ANNUAL INCENTIVE PLAN
     WHEREAS, Section 9 of the Air Products and Chemicals, Inc. Annual Incentive Plan authorizes the Committee to amend the Plan; and
     WHEREAS, it has been recommended that the Committee adopt amendments to the Plan to ensure compliance with new federal tax rules applicable to deferred compensation (“Code Section 409A”) and in connection with the Company’s outsourcing of plan administration functions; including specifically an amendment to provide that deferred payment awards granted under the plan will be accounted for and paid under the terms of the Air Products and Chemicals, Inc. Deferred Compensation Plan.
     NOW, THEREFORE, BE IT RESOLVED, that Section 5 of the Plan is amended, effective for awards made on or after 1 October 2006 and for deferred payment awards outstanding as of 1 October 2006, to read as follows:
5. FORM AND PAYMENT OF AWARDS
(a) Subject to the provisions of this paragraph 5 relating to deferred payment awards, awards for a particular Fiscal Year shall be distributed as soon as feasible in cash or shares of Common Stock or both and, once announced by or for the Committee to the Participant, shall not be subject to forfeiture for any reason, whether or not payable immediately or as a deferred payment award; provided, however, that any award for a Fiscal Year will be paid to the Participant only if the Participant is employed by the Company or a Participating Subsidiary on the last day of the Fiscal Year, except as otherwise permitted by paragraph 3.
(b) At the discretion of the Committee, or the election of the Participant as permitted by paragraph 5(c), payment of all or a portion of an award to any Participant may be deferred until termination of the Participant’s employment with the Company or a Subsidiary. Such deferral shall, in the case of a U.S.

MANAGEMENT DEVELOPMENT AND
COMPENSATION COMMITTEE	18 MAY 2006
employee, be made under the Air Products and Chemicals Inc Deferred Compensation Plan (the “Deferred Compensation Plan”).
(c) Any U.S. employee eligible to participate in the Plan may elect prior to the beginning of any Fiscal Year as to which an award may be granted to such employee, that all or a part of an amount to be awarded to him or her for such Fiscal Year shall be in the form of a deferred payment award. Once an employee elects a deferred payment award for the Fiscal Year, this election will be binding on both the employee and the Company with respect to any award the employee is granted for the Fiscal Year, except that, if the amount that can be deferred as designated by the Committee under paragraph 4(a) is not sufficient to fund all of the deferrals elected, a pro rata reduction shall be made in each electing Participant’s deferred award and any excess shall be paid out currently.
(d) Deferred payment awards shall be credited on the books of the Company, shall accrue earnings, and shall be paid out in accordance with, and otherwise subject to the terms of the Deferred Compensation Plan.
(e) Any deferred compensation award of a Participant that is outstanding as of
1 October 2006 and all earnings accrued thereon shall be transferred, as of such date, to a Deferred Compensation Account maintained on behalf of such Participant under the Deferred Compensation Plan;
and, it is,
     RESOLVED FURTHER, that the Vice-President-Human Resources of the Company shall be authorized and empowered to make such additional changes or amendments to the Plan as shall be required to the conform the Plan to the requirements of Code Section 409A or to facilitate the outsourcing of the Plan administration; and it is,
     RESOLVED FURTHER, that the proper officers of the Company be, and they each hereby are, authorized and empowered, in the name and on behalf of the Company, to make, execute, and deliver such instruments, documents, and certificates and to do and perform such other acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of these

MANAGEMENT DEVELOPMENT AND
COMPENSATION COMMITTEE	18 MAY 2006
Resolutions, including without limitation, making such additional revisions, if any, to the Plan as may be required, in their discretion and upon advice of counsel to the Company, for compliance with applicable law.
MANAGEMENT DEVELOPMENT
AND COMPENSATION COMMITTEE
19 JULY 2006